EXHIBIT 4(C)3


================================================================================


                              MINNESOTA POWER, INC.
                           (DOING BUSINESS AS ALLETE)

                                       TO

                              THE BANK OF NEW YORK
                         (FORMERLY IRVING TRUST COMPANY)

                                       AND

                               DOUGLAS J. MACINNES

                  (SUCCESSOR TO RICHARD H. WEST, J. A. AUSTIN,
          E. J. MCCABE, D. W. MAY, J. A. VAUGHAN AND W. T. CUNNINGHAM)


                                        AS TRUSTEES UNDER MINNESOTA POWER,
                                        INC.'S MORTGAGE AND DEED OF TRUST DATED
                                        AS OF SEPTEMBER 1, 1945


                            ------------------------


                                    SUPPLEMENTAL INDENTURE
                       ------------

                        PROVIDING AMONG OTHER THINGS FOR

               FIRST MORTGAGE BONDS,    % SERIES DUE
                                     ---             -------------

                              (             SERIES)
                               ------------

                             DATED AS OF
                                         -----------


================================================================================

                                     SUPPLEMENTAL INDENTURE
                     ---------------

     THIS INDENTURE, dated as of               , by and between MINNESOTA POWER,
                                 --------------
INC. (DOING BUSINESS AS ALLETE), a corporation of the State of Minnesota, whose post office address is 30 West Superior Street, Duluth, Minnesota 55802 (hereinafter sometimes called the "Company"), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the "Corporate Trustee"), and DOUGLAS J. MACINNES (successor to Richard
H. West, J. A. Austin, E. J. McCabe, D. W. May, J. A. Vaughan and W. T. Cunningham), whose post office address is 1784 W. McGalliard Avenue, Hamilton, New Jersey 08610 (said Douglas J. MacInnes being hereinafter sometimes called the "Co-Trustee" and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of September 1, 1945, between the Company (formerly Minnesota Power & Light Company) and Irving Trust Company and Richard H. West, as Trustees, securing bonds issued and to be issued as provided therein (hereinafter sometimes called the "Mortgage"), reference to which mortgage is hereby made, this indenture (hereinafter sometimes called the "
                                                               ----------
Supplemental Indenture") being supplemental thereto:

     WHEREAS, the Mortgage was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, an instrument, dated as of October 16, 1957, was executed and delivered under which J. A. Austin succeeded Richard H. West as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, an instrument, dated as of April 4, 1967, was executed and delivered under which E. J. McCabe in turn succeeded J. A. Austin as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, under the Sixth Supplemental Indenture, dated as of August 1, 1975, to which reference is hereinafter made, D. W. May in turn succeeded E. J. McCabe as Co-Trustee under the Mortgage; and

     WHEREAS, an instrument, dated as of June 25, 1984, was executed and delivered under which J. A. Vaughan in turn succeeded D. W. May as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, an instrument, dated as of July 27, 1988, was executed and delivered under which W. T. Cunningham in turn succeeded J. A. Vaughan as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, an instrument, dated as of April 15, 1999, was executed and delivered under which Douglas J. MacInnes in turn succeeded W. T. Cunningham as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, by the Mortgage the Company covenanted, among other things, that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, for said purposes, among others, the Company executed and delivered the following indentures supplemental to the Mortgage:

             DESIGNATION                               DATED AS OF
             -----------                               -----------
     First Supplemental Indenture..................    March 1, 1949
     Second Supplemental Indenture.................    July 1, 1951
     Third Supplemental Indenture..................    March 1, 1957
     Fourth Supplemental Indenture.................    January 1, 1968
     Fifth Supplemental Indenture..................    April 1, 1971
     Sixth Supplemental Indenture..................    August 1, 1975
     Seventh Supplemental Indenture................    September 1, 1976
     Eighth Supplemental Indenture.................    September 1, 1977
     Ninth Supplemental Indenture..................    April 1, 1978
     Tenth Supplemental Indenture..................    August 1, 1978
     Eleventh Supplemental Indenture...............    December 1, 1982
     Twelfth Supplemental Indenture................    April 1, 1987
     Thirteenth Supplemental Indenture.............    March 1, 1992
     Fourteenth Supplemental Indenture.............    June 1, 1992
     Fifteenth Supplemental Indenture..............    July 1, 1992
     Sixteenth Supplemental Indenture..............    July 1, 1992
     Seventeenth Supplemental Indenture............    February 1, 1993
     Eighteenth Supplemental Indenture.............    July 1, 1993
     Nineteenth Supplemental Indenture.............    February 1, 1997
     Twentieth Supplemental Indenture..............    November 1, 1997
     *

which supplemental indentures were filed and recorded in various official records in the State of Minnesota; and

     WHEREAS, for said purposes, among others, the Company also executed and
delivered a              ** Supplemental Indenture, dated as of               ,
            -------------                                       --------------
which was filed and recorded in various official records in the State of Minnesota as follows:


------------------------
*    Here will be inserted additional executed Supplemental Indentures.

**   Here will be inserted the most recent executed Supplemental Indenture(s).

                                                                  REGISTRAR
COUNTY IN                                  RECORDER               OF TITLES
MINNESOTA                               DATE      DOC. NO.      DATE   DOC. NO.
---------                               ----      --------      ----   --------

Aitkin...............................
Benton...............................
Carlton..............................
Cass.................................
Crow Wing............................
Hubbard..............................
Itasca...............................
Koochiching..........................
Lake.................................
Morrison.............................
Otter Tail...........................
Pine.................................
Roseau...............................
St. Louis............................
Stearns..............................
Todd.................................
Wadena...............................

Office of Secretary of State of Minnesota; recorded              as Document No.
                                                    ------------
         ; and
---------

     WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

                                                     PRINCIPAL       PRINCIPAL
                                                      AMOUNT           AMOUNT
SERIES                                                ISSUED         OUTSTANDING
------                                              ----------       -----------

3-1/8% Series due 1975.......................       $26,000,000         None
3-1/8% Series due 1979.......................         4,000,000         None
3-5/8% Series due 1981.......................        10,000,000         None
4-3/4% Series due 1987.......................        12,000,000         None
6-1/2% Series due 1998.......................        18,000,000         None
8-1/8% Series due 2001.......................        23,000,000         None
10-1/2% Series due 2005......................        35,000,000         None
8.70% Series due 2006........................        35,000,000         None
8.35% Series due 2007........................        50,000,000         None
9-1/4% Series due 2008.......................        50,000,000         None
Pollution Control Series A...................       111,000,000         None
Industrial Development Series A..............         2,500,000         None
Industrial Development Series B..............         1,800,000         None
Industrial Development Series C..............         1,150,000         None
Pollution Control Series B...................        13,500,000         None

                                                     PRINCIPAL       PRINCIPAL
                                                      AMOUNT           AMOUNT
SERIES                                                ISSUED         OUTSTANDING
------                                              ----------       -----------

Pollution Control Series C...................         2,000,000         None
Pollution Control Series D...................         3,600,000         None
7-3/4% Series due 1994.......................        55,000,000         None
7-3/8% Series due March 1, 1997..............        60,000,000         None
7-3/4% Series due June 1, 2007...............        55,000,000       50,000,000
7-1/2% Series due August 1, 2007.............        35,000,000       35,000,000
Pollution Control Series E...................       111,000,000      111,000,000
7% Series due March 1, 2008..................        50,000,000       50,000,000
6-1/4% Series due July 1, 2003...............        25,000,000       25,000,000
7% Series due February 15, 2007..............        60,000,000       60,000,000
6.68% Series due November 15, 2007...........        20,000,000       20,000,000
Floating Rate Series due October 20, 2003....       250,000,000      250,000,000
*


which bonds are also hereinafter sometimes called bonds of the First through
           ** Series, respectively; and
-----------

     WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

     WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may (to the extent permitted by law) be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than said First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of


------------------------
*    Here will be inserted additional outstanding series.

**   Here will be inserted the most recent outstanding series.

the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

     WHEREAS, the Company now desires to create      new series of bonds and
                                                ----
(pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

     WHEREAS, the execution and delivery by the Company of this
                                                                -----------
Supplemental Indenture, and the terms of the bonds of the             Series,
                                                          -----------
hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, as heretofore supplemented, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances) unto THE BANK OF NEW YORK and DOUGLAS J. MACINNES, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general
description contained in this               Supplemental Indenture) all lands,
                              -------------
power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

     TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

     PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this
                                                                  -------------
Supplemental Indenture and from the lien and operation of the Mortgage, namely:
(1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (6) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted
from the lien and operation of this               Supplemental Indenture and
                                    -------------
from the lien and operation of the Mortgage in the above subdivisions (2) and
(3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

     TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees and their successors and assigns forever.

     IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as
are set forth in the Mortgage, as supplemented, this             Supplemental
                                                     -----------
Indenture being supplemental thereto.

     AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

     The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage as follows:

                                    ARTICLE I
                                       SERIES OF BONDS
                          ------------

     SECTION 1. There shall be a series of bonds designated "     % Series due
                                                             -----
              " (herein sometimes referred to as the "           Series"), each
--------------                                        ----------
of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters
hereinafter in this Section specified. Bonds of the            Series shall be
                                                    ----------
dated as in Section 10 of the Mortgage provided, mature on              , be
                                                           -------------
issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and
delivery thereof) and bear interest [at the rate of      % per annum, payable
                                                    -----
semi-annually on          and             of each year]*, commencing
                 --------     -----------
               , the principal of and interest on each said bond to be payable
---------------
at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

     **(I) Bonds of the             Series shall not be redeemable prior to
                        -----------
         .
---------

     **(II) Bonds of the             Series shall be redeemable on and after
                         -----------
              , in whole at any time, or in part from time to time, prior to
--------------
maturity, upon notice as provided in Section 52 of the Mortgage mailed at least 30 days prior to the date fixed for redemption, at 100% of the principal amount of the bonds to be redeemed together, in each case, with accrued interest to the date fixed for redemption.

     (III) At the option of the registered owner, any bonds of the
                                                                   ----------
Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

     Bonds of the            Series shall be transferable (subject to the
                  ----------
provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.

     Upon any exchange or transfer of bonds of the             Series, the
                                                   -----------
Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for
any exchange or transfer of bonds of the            Series.
                                         ----------

     Upon the delivery of this              Supplemental Indenture and upon
                               ------------
compliance with the applicable provisions of the Mortgage, there shall be an
initial issue of bonds of the            Series for the aggregate principal
                              ----------
amount of $          .
           ----------


------------------------
* Bracketed material to be changed if bonds of the Series to which this Supplemental Indenture shall relate shall bear interest at a rate which may be changed during the life of such bonds or if such bonds shall bear interest payable other than semi-annually.

** These paragraphs will be omitted or changed if the bonds of the series to which this Supplemental Indenture shall relate shall not be subject to redemption or shall be subject to redemption on terms different from those described above.

                                   ARTICLE II
                                DIVIDEND COVENANT

     SECTION 2. The Company covenants and agrees that the provisions of subdivision (III) of Section 39 of the Mortgage, which are to remain in effect so long as any of the bonds of the First Series shall remain Outstanding, shall remain in full force and effect so long as any bonds of the First through
           Series shall remain Outstanding.
----------

                                  [ARTICLE III
                            AMENDMENT TO THE MORTGAGE
                                  NUCLEAR FUEL

     SECTION 3. Pursuant to the reservation of right in Section 2 of the Fifth Supplemental Indenture dated as of April 1, 1971 and there being no Outstanding bonds of any series created prior to the Sixth Series, the Company hereby amends the Mortgage, as supplemented, as set forth in paragraphs (A), (B) and (C) of
Section 2 of such Fifth Supplemental Indenture (relating to Nuclear Fuel).]*

                                  ARTICLE [IV]
                            MISCELLANEOUS PROVISIONS

     SECTION [4]. Section 126 of the Mortgage, as heretofore amended, is hereby
further amended by adding the words "and            ,"** after the words "and
                                         -----------
         ."***
---------

     SECTION [5]. Subject to the amendments provided for in this
                                                                 -------------
Supplemental Indenture, the terms defined in the Mortgage, as heretofore
supplemented, shall, for all purposes of this               Supplemental
                                              -------------
Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

     SECTION [6]. The holders of bonds of the               Series consent that
                                              -------------
the Company may, but shall not be obligated to, fix a record date for the
purpose of determining the holders of bonds of the               Series entitled
                                                   -------------
to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated


------------------------
* The Company may insert the bracketed language in any one Supplemental Indenture executed after all bonds of the Fifth Series have been retired.

**   Here will be inserted the maturity date of the most recent series of bonds.

*** Here will be inserted the maturity date of the series of bonds issued immediately before the most recent series of bonds.

proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     SECTION [7]. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The Trustees shall not be responsible in any manner whatsoever for or in
respect of the validity or sufficiency of this               Supplemental
                                               -------------
Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part
of this               Supplemental Indenture with the same force and effect as
        -------------
if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the
provisions of this               Supplemental Indenture.
                   -------------

     SECTION [8]. Whenever in this               Supplemental Indenture any
                                   -------------
party hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore supplemented, be deemed to include the successors or assigns of such party, and all the covenants and
agreements in this               Supplemental Indenture contained by or on
                   -------------
behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such party whether so expressed or not.

     SECTION [9]. Nothing in this               Supplemental Indenture,
                                  -------------
expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right,
remedy, or claim under or by reason of this               Supplemental Indenture
                                            -------------
or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this
              Supplemental Indenture contained by and on behalf of the Company
-------------
shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

     SECTION [10]. This               Supplemental Indenture shall be executed
                        -------------
in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION [11]. The Company, the mortgagor named herein, by its execution hereof acknowledges receipt of a full, true and complete copy of this
              Supplemental Indenture.
-------------

     IN WITNESS WHEREOF, Minnesota Power, Inc. (doing business as ALLETE) has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Treasurers or one of its Assistant Vice Presidents, and Douglas J. MacInnes has hereunto set his hand and affixed his seal, all in The City of New York, as of the day and year first above written.

                                        MINNESOTA POWER, INC.
                                        (DOING BUSINESS AS ALLETE)


                                        By
                                          -------------------------------------
                                          [Name]
                                          [Title]


Attest:


-----------------------------
[Name]
[Title]


Executed, sealed and delivered by MINNESOTA POWER, INC.
(DOING BUSINESS AS ALLETE) in the presence of:


-----------------------------

-----------------------------

                                        THE BANK OF NEW YORK
                                             as Trustee


                                        By
                                          -------------------------------------
                                          [Name]
                                          [Title]


Attest:


-----------------------------
[Name]
[Title]



                                        ---------------------------------------
                                               DOUGLAS J. MACINNES


Executed, sealed and delivered by THE BANK OF NEW
YORK and DOUGLAS J. MACINNES in the presence of:


-----------------------------

-----------------------------

STATE OF MINNESOTA       )
                         )    SS.:
COUNTY OF ST. LOUIS      )


     On this       day of                 , before me, a Notary Public within
             -----        ----------------
and for said County, personally appeared                      and
                                         --------------------
                   , to me personally known, who, being each by me duly sworn,
-------------------
did say that they are respectively the                        and the
                                       ----------------------
                              of MINNESOTA POWER, INC. (DOING BUSINESS AS
-----------------------------
ALLETE) of the State of Minnesota, the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said
                     and                     acknowledged said instrument to be
--------------------     -------------------
the free act and deed of said corporation.

     Personally came before me on this       day of                ,
                                       -----        ---------------
                    , to me known to be the                         , and
--------------------                        ------------------------
                    , to me known to be the                        , of the
--------------------                        -----------------------
above named MINNESOTA POWER, INC. (DOING BUSINESS AS ALLETE), the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that they are respectively the
                      and the                     of said corporation; that the
---------------------         -------------------
seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and stockholders, and
said                      and                     then and there acknowledged
     --------------------     -------------------
said instrument to be the free act and deed of said corporation and that such corporation executed the same.

     On the       day of                , before me personally came
            -----        ---------------
                     and                    , to me known, who, being by me duly
--------------------     -------------------
sworn, did depose and say that they respectively reside at
                                       , and
---------------------------------------
                                        ; that they are respectively the
----------------------------------------
                     and the                         of MINNESOTA POWER, INC.
--------------------         -----------------------
(DOING BUSINESS AS ALLETE), one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

     GIVEN under my hand and notarial seal this       day of               .
                                                -----        --------------


                                             ----------------------------------
                                                       Notary Public

STATE OF NEW YORK        )
                         )    SS:
COUNTY OF NEW YORK       )


     On this       day of               , before me, a Notary Public within and
             -----        --------------
for said County, personally appeared                      and
                                     --------------------
                   , to me personally known, who, being each by me duly sworn,
-------------------
did say that they are respectively a                 and an                  of
                                     ---------------        ----------------
THE BANK OF NEW YORK of the State of New York, the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said
                     and                     acknowledged said instrument to be
--------------------     -------------------
the free act and deed of said corporation.

     Personally came before me on this       day of               ,
                                       -----        --------------
                    , to me known to be a                   , and
--------------------                      ------------------
                    , known to me to be an                   , of the above
--------------------                       ------------------
named THE BANK OF NEW YORK, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that
they are respectively a                   and an                  of said
                        -----------------        ----------------
corporation; that the seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of
Directors, and said                      and                     then and there
                    --------------------     -------------------
acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

     On the       day of                , before me personally came
            -----        ---------------
                     and                    , to me known, who, being by me duly
--------------------     -------------------
sworn, did depose and say that they respectively reside at
                                , and                                        ;
--------------------------------      ---------------------------------------
that they are respectively a                   and an                      of
                             -----------------        --------------------
THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

     GIVEN under my hand and notarial seal this       day of                 .
                                                -----        ----------------


                                             ----------------------------------
                                              Notary Public, State of New York

STATE OF NEW YORK        )
                         )    SS:
COUNTY OF NEW YORK       )


     On this       day of                    , before me personally appeared
             -----        -------------------
DOUGLAS J. MACINNES, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     Personally came before me this       day of               , the above named
                                    -----        --------------
DOUGLAS J. MACINNES, to me known to be the person who executed the foregoing instrument, and acknowledged the same.

     On the       day of               , before me personally came DOUGLAS J.
            -----        --------------
MACINNES, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

     GIVEN under my hand and notarial seal this       day of                 .
                                                -----        ----------------


                                             ----------------------------------
                                              Notary Public, State of New York